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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration Nos. 333-45062, 333-110293, 333-106223 and 333-45066), Form S-3 (Registration Nos. 333-80063 and 333-97697)
and Form S-4 (Registration No. 333-32805), of our reports dated February 10, 2004 with respect to the consolidated financial statements and schedule of Waste Management, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                              /s/ Ernst & Young LLP

Houston, Texas
February 19, 2004